Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT



   Board of Directors and
        Shareholders
   Ridgestone Financial Services, Inc.



   We consent to the incorporation by reference in this Registration Statement of Ridgestone Financial Services, Inc. on Form S-8 of our report dated January 30, 1998, included and incorporated by reference in the Annual Report on Form 10-KSB of Ridgestone Financial Services, Inc. for the year ended December 31, 1997.



                                                /s/ Conley McDonald LLP

                                                Conley McDonald LLP




   May 11, 1998
   Brookfield, Wisconsin